Press Release

Excelerate Energy Reports Strong First Quarter 2025 Results and Raises Full-Year Guidance

The Woodlands, TX, May 7, 2025 – Excelerate Energy, Inc. (NYSE: EE) ("Excelerate" or the "Company") today reported its financial results for the first quarter ended March 31, 2025.

RECENT Highlights

•
Reported Net Income of $52.1 million for the first quarter
•
Reported Adjusted Net Income of $55.6 million for the first quarter
•
Reported Adjusted EBITDA of $100.4 million for the first quarter
•
Raised Full Year 2025 Adjusted EBITDA guidance, now expected to range between $345 million and $365 million
•
Declared a quarterly cash dividend of $0.06 per share, or $0.24 per share on an annualized basis, payable on June 5, 2025

CEO Comment

“Excelerate delivered another quarter of strong earnings results. Our first quarter performance underscores the effective execution of our strategy and our ongoing efforts in cost management across the organization,” said Steven Kobos, President and CEO of Excelerate. “Additionally, we are excited about our recently announced acquisition of an integrated LNG and power platform in Jamaica. This strategic transaction is anticipated to expand and diversify our global presence, increase our earnings, and improve our operating cash flow. We are committed to enhancing shareholder returns through our disciplined approach to capital allocation and our unwavering focus on near-term value creation.”

First quarter 2025 Financial REsults

	For the three months ended
(in millions, except per share amounts)	March 31, 2025	December 31, 2024	March 31, 2024
Revenues	$315.1	$274.6	$200.1
Operating Income	$65.7	$60.2	$45.2
Net Income	$52.1	$46.1	$28.1
Adjusted Net Income (1)	$55.6	$46.1	$28.1
Adjusted EBITDA (1)	$100.4	$91.6	$75.4
Earnings Per Share (diluted)	$0.46	$0.40	$0.24
Adjusted Earnings Per Share (diluted) (1)	$0.49	$0.40	$0.24

(1) See the reconciliation of non-GAAP financial measures to the most comparable GAAP financial measure in the section titled "Non-GAAP Reconciliation" below.

Net income and Adjusted EBITDA for the first quarter of 2025 increased sequentially from the last quarter primarily due to the timing of vessel operating and maintenance activities and lower selling, general, and administrative expenses.

Net Income and Adjusted EBITDA for the first quarter of 2025 increased from the prior year first quarter primarily due to the drydocking of the FSRU Summit LNG in the first quarter of 2024 and an increase in direct gas sales margin.

Key Commercial Updates

In March 2025, Excelerate entered into a definitive agreement with New Fortress Energy Inc. (“NFE”) under which Excelerate will acquire NFE’s integrated liquefied natural gas ("LNG") and power platform in Jamaica for $1.055 billion in cash (the “Pending Acquisition”). Under the terms of the agreement, Excelerate will acquire the assets and operations of the Montego Bay LNG Terminal, the Old Harbour LNG Terminal, and the Clarendon combined heat and power plant. Excelerate expects to assume all material contracts currently in place, excluding any indebtedness. The transaction is expected to close in the second quarter of 2025.

Liquidity and capital resources

As of March 31, 2025, Excelerate had $619.5 million in cash and cash equivalents and the Company had issued less than $0.1 million in letters of credit under its revolver. As a result of the revolver’s financial ratio covenants and after taking into account the outstanding letters of credit issued under the facility, all of the $350.0 million of undrawn capacity under the revolver was available for additional borrowings as of March 31, 2025.

On April 21, 2025, Excelerate entered into an amendment to its senior secured revolving credit facility (the "Credit Agreement"). The amendment provides for, among other things, the extension of the maturity of the revolving facility from March 2027 to March 2029 and an increase in the total capacity available for borrowing under the revolving facility from $350 million to $500 million. The amendment is contingent upon, among other conditions, the closing of the Pending Acquisition, subject to certain adjustments, and the repayment in full of the existing term loan borrowings under the Credit Agreement, which were $157.3 million as of March 31, 2025.

On April 21, 2025, S&P Global Ratings ("S&P") and Fitch Ratings ("Fitch") issued inaugural credit ratings for Excelerate Energy. S&P has assigned an Issuer and Issuance Rating of BB+ to the Company, while Fitch has assigned an Issuer and Issuance Rating of BB to the Company.

In the second quarter of 2025, Excelerate completed an equity offering of eight million shares of Class A common stock at $26.50 per share for $212 million of gross proceeds, inclusive of the greenshoe. Additionally in the second quarter, the Company closed an $800 million offering of 8% senior unsecured notes due in 2030. The proceeds will be used to fund the Pending Acquisition and to pay down the term loan under the Credit Agreement.

On May 1, 2025, Excelerate’s Board of Directors approved a quarterly cash dividend equal to $0.06 per share, or $0.24 per share on an annualized basis, of Class A common stock. The dividend is payable on June 5, 2025, to Class A common stockholders of record as of the close of business on May 21, 2025.

REVISED 2025 Financial Outlook

Excelerate is revising its full year 2025 Adjusted EBITDA guidance range. The Company now expects Adjusted EBITDA to range between $345 million and $365 million for the full year 2025. The full year Adjusted EBITDA guidance range reflects Excelerate’s standalone business only and excludes any anticipated contribution from the Pending Acquisition.

Excluding any additional capital expenditures related to the Pending Acquisition, Excelerate reaffirms its previously announced guidance of Maintenance Capex and Committed Growth Capital for 2025 which are expected to range between $60 million and $70 million and $65 million and $75 million, respectively.

Actual results may differ materially from the Company’s outlook as a result of, among other things, the factors described under “Forward-Looking Statements” below.

Investor Conference Call and Webcast

The Excelerate management team will host a conference call for investors and analysts at 8:30 a.m. Eastern Time (7:30 a.m. Central Time) on Thursday, May 8, 2025. Investors are invited to access a live webcast of the conference call via the Investor Relations page on the Company’s website at www.excelerateenergy.com. An archived replay of the call and a copy of the presentation will be on the website following the call.

ABOUT EXCELERATE ENERGY

Excelerate Energy, Inc. is a U.S.-based LNG company located in The Woodlands, Texas. Excelerate is changing the way the world accesses cleaner forms of energy by providing integrated services along the LNG value chain with an objective of delivering rapid-to-market and reliable LNG solutions to customers. The Company offers a full range of services including floating storage and regasification units ("FSRUs"), LNG import infrastructure development, and LNG and natural gas supply. Excelerate has a presence in Abu Dhabi, Antwerp, Boston, Buenos Aires, Chattogram, Dhaka, Doha, Dubai, Hanoi, Helsinki, London, Rio de Janeiro, Singapore, and Washington, DC. For more information, please visit www.excelerateenergy.com.

USE OF NON-GAAP FINANCIAL MEASURES

The Company reports financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). Included in this press release are certain financial measures that are not calculated in accordance with GAAP. They are designed to supplement, and not substitute, Excelerate’s financial information presented in accordance with U.S. GAAP. The non-GAAP measures as defined by Excelerate may not be comparable to similar non-GAAP measures presented by other companies. The presentation of such measures, which may include adjustments to exclude non-recurring items, should not be construed as an inference that Excelerate’s future results, cash flows or leverage will be unaffected by other non-recurring items. Management believes that the following non-GAAP financial measures provide investors with additional useful information in evaluating the Company's performance and valuation. See the reconciliation of non-GAAP financial measures to the most comparable GAAP financial measure, including those measures presented as part of the Company’s 2025 Financial Outlook, in the section titled “Non-GAAP Reconciliation” below.

Adjusted Gross Margin

The Company uses Adjusted Gross Margin, a non-GAAP financial measure, which it defines as revenues less direct cost of sales and operating expenses, excluding depreciation and amortization, to measure our operational financial performance. Management believes Adjusted Gross Margin is useful because it provides insight into profitability and true operating performance excluding the implications of the historical cost basis of our assets. The Company's computation of Adjusted Gross Margin may not be comparable to other similarly titled measures of other companies, and you are cautioned not to place undue reliance on this information.

Adjusted Net Income

The Company uses Adjusted Net Income, a non-GAAP financial measure, which it defines as net income plus tax-effected transition and transaction expenses. Management believes Adjusted Net Income is useful because it provides insight into profitability excluding the impact of non-recurring charges related to the Pending Acquisition.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure included as a supplemental disclosure because we believe it is a useful indicator of our operating performance. The Company defines Adjusted EBITDA as net income before interest expense, income taxes, depreciation and amortization, accretion, non-cash long-term incentive compensation expense and items such as charges and non-recurring expenses that management does not consider as part of assessing ongoing operating performance.

The Company adjusts net income for the items listed above to arrive at Adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of our operating performance or liquidity. This measure has limitations as certain excluded items are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. The Company's presentation of Adjusted EBITDA should not be construed as an inference that our results will be unaffected by unusual or non-recurring items. The Company's computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. For the foregoing reasons, Adjusted EBITDA has significant limitations which affect its use as an indicator of our profitability and valuation, and you are cautioned not to place undue reliance on this information.

Adjusted Earnings Per Share

The Company uses Adjusted Earnings Per Share ("EPS"), a non-GAAP financial measure, which we define as diluted EPS plus the per share impact of our tax-effected transition and transaction expenses. Management believes Adjusted EPS is useful because it provides insight on per share profitability excluding the impact of non-recurring charges related to the Pending Acquisition.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about Excelerate Energy, Inc. (“Excelerate,” and together with its subsidiaries “we,” “us,” “our” or the “Company”) and our industry that involve substantial risks and uncertainties. All statements other than statements of historical fact contained in this press release, including, without limitation, statements regarding our future results of operations or financial condition, business strategy and plans, expansion plans and strategy, expected benefits and timing of closing of the Pending Acquisition, expected use of the proceeds of Excelerate’s recent equity and debt offerings, economic conditions, both generally and in particular in the regions in which we operate or plan to operate and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “consider,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would,” or the negative of these words or other similar terms or expressions.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described under “Risk Factors” in Excelerate’s Annual Report on Form 10‐K for the year ended December 31, 2024, our other filings with the Securities and Exchange Commission (the “SEC”), and those identified in this press release, including, but not limited to, the following: our ability to close the Pending Acquisition (as defined above), the anticipated timing and terms of the Pending Acquisition, our ability to realize the anticipated benefits of the Pending Acquisition, including the expected accretion to earnings per share and the expected increase to our operating cash flow, and our ability to manage the risks of the Pending Acquisition; unplanned issues, including time delays, unforeseen expenses, cost inflation, materials or labor shortages, which could result in delayed receipt of payment or existing or anticipated project cancellations; the competitive market for LNG regasification services; changes in the supply of and demand for and price of LNG and natural gas and LNG regasification capacity; our need for substantial expenditures to maintain and replace, over the long-term, the operating capacity of our assets; risks associated with conducting business outside of the United States, including political, legal and economic risk; our ability to obtain and maintain approvals and permits from governmental and regulatory agencies with respect to the design, construction and operation of our facilities and provision of our services; our ability to access financing on favorable terms; our debt level and finance lease liabilities, which may limit our flexibility in obtaining additional financing, or refinancing credit facilities upon maturity; our financing agreements, which include financial restrictions and covenants and are secured by certain of our vessels; our ability to enter into or extend contracts with customers and our customers’ failure to perform their contractual obligations; our ability to purchase or receive physical delivery of LNG in sufficient quantities to satisfy our delivery and sales obligations under gas sales agreements and/or LNG sales agreements or at attractive prices; our ability to maintain relationships with our existing suppliers, source new suppliers for LNG and critical components of our projects and complete building out our supply chain; the technical complexity of our FSRUs and LNG import terminals and related operational problems; the risks inherent in operating our FSRUs and other LNG infrastructure assets; customer termination rights in our contracts; adverse effects on our operations due to disruption of third-party facilities; infrastructure constraints and community and political group resistance to existing and new LNG and natural gas infrastructure over concerns about the environment, safety and terrorism; shortages of qualified officers and crew impairing our ability to operate or increasing the cost of crewing our vessels; acts of terrorism, war or political or civil unrest; compliance with various international treaties and conventions and national and local environmental, health, safety and maritime conduct laws that affect our operations; and other risks, uncertainties and factors set forth in any of our filings with the SEC. These risks and uncertainties are described more fully in our other filings with the SEC, including our most recent Annual Report on Form 10-K. All forward-looking statements are based on assumptions or judgments about future events that may or may not be correct or necessarily take place and that are by their nature subject to significant uncertainties and contingencies, many of which are outside the control of Excelerate. The occurrence of any such factors, events or circumstances would significantly alter the results set forth in these statements.

Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. For example, the current global economic uncertainty and geopolitical climate, including international wars and conflicts, and world or regional health events, including pandemics and epidemics and governmental and third-party responses thereto, may give rise to risks that are currently unknown or amplify the risks associated with many of the foregoing events or factors. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this press release. While we believe that the statements provided herein are supported by information obtained in a reasonable manner, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

CONTACTS

Investors

Craig Hicks

Excelerate Energy

Craig.Hicks@excelerateenergy.com

Media

Stephen Pettibone / Frances Jeter

FGS Global

Excelerate@fgsglobal.com

or

media@excelerateenergy.com

Excelerate Energy, Inc.

Consolidated Statements of Income (Unaudited)

	For the three months ended
	March 31, 2025	December 31, 2024	March 31, 2024
	(In thousands, except share and per share amounts)
Revenues
FSRU and terminal services	$148,365	$154,044	$156,994
Gas sales	166,725	120,528	43,119
Total revenues	315,090	274,572	200,113
Operating expenses
Cost of revenue and vessel operating expenses (exclusive of items below)	41,938	52,987	70,613
Direct cost of gas sales	160,759	115,294	39,879
Depreciation and amortization	21,643	22,598	22,910
Selling, general and administrative expenses	21,352	23,477	21,552
Transition and transaction expenses	3,682	—	—
Total operating expenses	249,374	214,356	154,954
Operating income	65,716	60,216	45,159
Other income (expense)
Interest expense	(11,058)	(11,451)	(12,146)
Interest expense – related party	(3,258)	(3,367)	(3,460)
Earnings from equity method investment	596	562	531
Other income, net	6,154	5,724	4,957
Income before income taxes	58,150	51,684	35,041
Provision for income taxes	(6,027)	(5,613)	(6,901)
Net income	52,123	46,071	28,140
Less net income attributable to non-controlling interests	40,736	35,144	21,816
Net income attributable to shareholders	$11,387	$10,927	$6,324

Net income per common share – basic	$0.48	$0.45	$0.24
Net income per common share – diluted	$0.46	$0.40	$0.24
Weighted average shares outstanding – basic	23,900,116	24,187,118	26,161,691
Weighted average shares outstanding – diluted	106,751,592	106,960,126	26,182,050

Excelerate Energy, Inc.

Consolidated Balance Sheets (Unaudited)

	March 31, 2025	December 31, 2024
	(Unaudited)
ASSETS	(In thousands)
Current assets
Cash and cash equivalents	$619,469	$537,522
Current portion of restricted cash	3,554	2,612
Accounts receivable, net	85,679	119,960
Current portion of net investments in sales-type leases	44,393	43,471
Other current assets	26,724	50,714
Total current assets	779,819	754,279
Restricted cash	14,582	14,361
Property and equipment, net	1,649,675	1,622,896
Net investments in sales-type leases	365,507	376,814
Investments in equity method investee	19,425	19,295
Deferred tax assets, net	26,997	27,559
Other assets	61,438	68,011
Total assets	$2,917,443	$2,883,215
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$48,267	$7,135
Accrued liabilities and other liabilities	74,364	71,573
Current portion of deferred revenues	30,667	58,185
Current portion of long-term debt	46,993	46,793
Current portion of long-term debt – related party	9,140	8,943
Current portion of finance lease liabilities	23,841	23,475
Total current liabilities	233,272	216,104
Long-term debt, net	275,638	286,760
Long-term debt, net – related party	159,433	161,952
Finance lease liabilities	162,233	167,908
TRA liability	58,955	58,736
Asset retirement obligations	44,166	43,690
Long-term deferred revenues	27,564	27,722
Other long-term liabilities	24,477	31,842
Total liabilities	$985,738	$994,714
Commitments and contingencies
Class A Common Stock ($0.001 par value, 300,000,000 shares authorized, 26,668,505 shares issued as of March 31, 2025 and 26,432,131 shares issued as of December 31, 2024)	27	26
Class B Common Stock ($0.001 par value, 150,000,000 shares authorized and 82,021,389 shares issued and outstanding as of March 31, 2025 and December 31, 2024)	82	82
Additional paid-in capital	471,457	467,429
Retained earnings	82,174	72,322
Accumulated other comprehensive income	90	502
Treasury stock (2,671,691 shares as of March 31, 2025 and 2,564,058 shares as of December 31, 2024)	(54,628)	(52,375)
Non-controlling interests	1,432,503	1,400,515
Total equity	$1,931,705	$1,888,501
Total liabilities and equity	$2,917,443	$2,883,215

Excelerate Energy, Inc.

Consolidated Statements of Cash Flows (Unaudited)

	For the three months ended
	March 31, 2025	March 31, 2024
Cash flows from operating activities	(In thousands)
Net income	52,123	$28,140
Adjustments to reconcile net income to net cash from operating activities
Depreciation and amortization	21,643	22,910
Amortization of operating lease right-of-use assets	403	429
ARO accretion expense	477	455
Amortization of debt issuance costs	737	877
Deferred income taxes	759	1,119
Share of net earnings in equity method investee	(596)	(531)
Distributions from equity method investee	1,530	—
Long-term incentive compensation expense	2,152	1,377
Changes in operating assets and liabilities:
Accounts receivable	33,029	30,869
Other current assets and other assets	28,878	(7,344)
Accounts payable and accrued liabilities	39,967	(13,421)
Current portion of deferred revenue	(27,518)	(6,450)
Net investments in sales-type leases	10,385	3,792
Other long-term liabilities	(9,160)	2,439
Net cash provided by operating activities	$154,809	$64,661

Cash flows from investing activities
Purchases of property and equipment	(44,123)	(12,769)
Net cash used in investing activities	$(44,123)	$(12,769)

Cash flows from financing activities
Repurchase of Class A Common Stock	—	(8,418)
Repayments of long-term debt	(11,331)	(9,638)
Repayments of long-term debt – related party	(2,322)	(2,181)
Payment of debt issuance costs	(797)	—
Principal payments under finance lease liabilities	(5,309)	(5,002)
Taxes withheld for long-term incentive compensation	(690)	—
Dividends paid	(1,450)	(652)
Distributions	(5,761)	(2,051)
Other financing activities	12	209
Net cash used in financing activities	$(27,648)	$(27,733)

Effect of exchange rate on cash, cash equivalents, and restricted cash	72	35

Net increase in cash, cash equivalents and restricted cash	83,110	24,194

Cash, cash equivalents and restricted cash
Beginning of period	$554,495	$572,458
End of period	$637,605	$596,652

Excelerate Energy, Inc.

Non-GAAP Reconciliation (Unaudited)

The following table presents a reconciliation of Adjusted Gross Margin to the GAAP financial measures of gross margin for each of the periods indicated.

	For the three months ended
	March 31, 2025	December 31, 2024	March 31, 2024
	(In thousands)
FSRU and terminal services revenues	$148,365	$154,044	$156,994
Gas sales revenues	166,725	120,528	43,119
Cost of revenue and vessel operating expenses	(41,938)	(52,987)	(70,613)
Direct cost of gas sales	(160,759)	(115,294)	(39,879)
Depreciation and amortization expense	(21,643)	(22,598)	(22,910)
Gross Margin	$90,750	$83,693	$66,711
Depreciation and amortization expense	21,643	22,598	22,910
Adjusted Gross Margin	$112,393	$106,291	$89,621

The following table presents a reconciliation of Adjusted Net Income to the GAAP financial measures of net income for each of the periods indicated.

	For the three months ended
	March 31, 2025	December 31, 2024	March 31, 2024
	(In thousands)
Net income	$52,123	$46,071	$28,140
Add back:
Transition and transaction expenses	3,682	—	—
Tax impact on adjustments	(174)	—	—
Adjusted Net Income	$55,631	$46,071	$28,140

The following table presents a reconciliation of Adjusted EBITDA to the GAAP financial measures of net income for each of the periods indicated.

	For the three months ended
	March 31, 2025	December 31, 2024	March 31, 2024
	(In thousands)
Net income	$52,123	$46,071	$28,140
Interest expense	14,316	14,818	15,606
Provision for income taxes	6,027	5,613	6,901
Depreciation and amortization expense	21,643	22,598	22,910
Accretion expense	477	472	455
Long-term incentive compensation expense	2,152	1,982	1,377
Transition and transaction expenses	3,682	—	—
Adjusted EBITDA	$100,420	$91,554	$75,389

The following table presents a reconciliation of Adjusted Dilutive EPS to the GAAP financial measures of dilutive EPS for each of the periods indicated.

	For the three months ended
	March 31, 2025	December 31, 2024	March 31, 2024
Earnings Per Share (diluted)	$0.46	$0.40	$0.24
Add back:
Transition and transaction expenses	0.03	—	—
Adjusted Earnings Per Share (diluted)	$0.49	$0.40	$0.24

	2025E	2025E
(In millions)	Low Case	High Case
Income before income taxes	$178	$215
Interest expense	60	50
Depreciation and amortization expense	91	81
Accretion expense	2	2
Long-term incentive compensation expense	10	13
Transition and transaction expenses (1)	4	4
Adjusted EBITDA (2)	$345	$365
(1)
Transition and transaction expenses includes actuals recorded through March 31, 2025, without factoring in expected future costs yet to be incurred related to the Pending Acquisition.
(2)
Adjusted EBITDA guidance reflects standalone business only and excludes anticipated contribution from the Pending Acquisition.

Note: We have not reconciled the Adjusted EBITDA outlook to net income, the most comparable measure, because it is not possible to estimate, without unreasonable effort, our income taxes with the level of required precision. Accordingly, we have reconciled these non-GAAP measures to our estimated income before taxes.